As filed with the Securities and Exchange Commission on May 19, 2023.

Registration No. 333-___

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STEREOTAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3120386 (I.R.S. Employer Identification No.)

701 North Tucker Boulevard, Suite 110
St. Louis, Missouri 63101
(314) 678-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Fischel

Chief Executive Officer

Stereotaxis, Inc.

701 North Tucker Boulevard, Suite 110

St. Louis, Missouri 63101

(314) 678-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to: Robert J. Endicott, Esq. Bryan Cave Leighton Paisner LLP One Metropolitan Square 211 North Broadway, Suite 3600 St. Louis, Missouri 63102-2750 (314) 259-2000

Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included herein is a combined prospectus which relates to (i) the Registration Statement on Form S-1 (File No. 333-214255), which was initially declared effective on November 15, 2016, as amended by Post-Effective Amendments filed on March 30, 2018 and May 30, 2018, which was declared effective on May 31, 2018 (collectively, the “Prior Registration Statement”), relating to an aggregate of 86,065,014 shares of the registrant’s common stock that were originally registered under the Prior Registration Statement and for resale from time to time by the selling stockholders named therein and (ii) the registration of 10,000,000 additional shares of the registrant’s common stock for resale by the selling stockholders as set forth herein. This Registration Statement is also being filed to convert the Prior Registration Statement into a Registration Statement on Form S-3 (the “S-3 Registration Statement”). Pursuant to Rule 429 under the Securities Act, this S-3 Registration Statement also constitutes a post-effective amendment to the Prior Registration Statement, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this S-3 Registration Statement in accordance with Section 8(c) of the Securities Act. The post-effective amendment for the Prior Registration Statement only relates to 81,221,439 of the 86,065,014 shares of the registrant’s common stock originally covered by the Prior Registration Statement by the selling stockholders named herein. The balance of the shares of common stock offered under the Prior Registration Statement and not covered by this post-effective amendment will be deregistered upon effectiveness of this S-3 Registration Statement.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated May 19, 2023

PROSPECTUS

Common Stock, $0.001 par value
91,221,439 Shares

This prospectus relates to the resale, from time to time, of 91,221,439 shares of our common stock by the selling stockholders named herein. These shares are comprised of (i) up to 54,921,439 shares issued or issuable upon the conversion of our Series A Convertible Preferred Stock, par value $0.001 with a stated value of $1,000 per share (the “Series A Convertible Preferred Stock”) and (ii) 36,300,000 shares of common stock issued upon exercise of certain related warrants between March 2018 and the expiration of the warrants, in each case held by the selling stockholders named in this prospectus or their transferees. The shares of Series A Convertible Preferred Stock and the warrants were issued in the transactions described in this prospectus, and the selling stockholders are identified in the section entitled “Selling Stockholders” on page 6 below.

Pursuant to the terms of a registration rights agreement we entered into with the selling stockholders, we are required to register (a) 100% of the number of shares of common stock underlying the Series A Convertible Preferred Stock and (b) 100% of the number of shares of common stock issued or issuable upon exercise of the SPA Warrants. Due to the dividend accrual provisions of the Series A Convertible Preferred Stock which will increase the number of shares of common stock issuable upon conversion, this combined prospectus relates to 20,330,615 shares of common stock in addition to the 34,590,824 shares that were issued or issuable upon exercise of 22,483 shares of Series A Convertible Preferred Stock.

This combined prospectus (as described below) relates to the offer, resale or other disposition of these securities by the selling stockholders or their transferees. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by any selling stockholder. The selling stockholders may sell their respective shares of common stock described in this prospectus in a number of different ways and at varying prices. The registration of these shares of common stock does not necessarily mean that any of them will be offered or sold by the selling stockholders. We provide more information about how the selling stockholders may resell their respective shares of our common stock in the section titled “Plan of Distribution” beginning on page 9. We are paying the expenses incurred in registering the shares, including legal and accounting fees.

Our common stock is traded on the NYSE American under the symbol “STXS.” On May 18, 2023, the last reported sale price for our common stock on the NYSE American was $1.69 per share.

Investing in our securities involves a high degree of risk. Before buying any securities, you should read the discussion of material risks of investing in our common stock under the heading “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, (the “Securities Act”), this prospectus is a combined prospectus which also relates to the Registration Statement on Form S-1 (File No. 333-214255), which was initial declared effective on November 15, 2016, as amended by Post-Effective Amendments filed on March 30, 2018 and May 30, 2018, which was declared effective on May 31, 2018 (collectively, the “Prior Registration Statement”), relating to the resale, among other securities, of the shares of common stock described above by the selling stockholders named therein. Pursuant to Rule 429 under the Securities Act, the Registration Statement of which this prospectus is a part also constitutes a post-effective amendment to the Prior Registration Statement, and such post-effective amendment will become effective concurrently with the effectiveness of the Registration Statement of which this prospectus is a part in accordance with Section 8(c) of the Securities Act.

The date of this prospectus is           , 2023.

i

PROSPECTUS SUMMARY

This summary highlights selected information about Stereotaxis, Inc. and a general description of the securities that may be offered for resale or other disposition by the selling stockholders. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the securities offered by the selling stockholders, you should carefully read this entire prospectus, including the “Risk Factors” section, any applicable prospectus supplement for these securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

The Company

Stereotaxis designs, manufactures and markets robotic systems, instruments and information systems for the interventional laboratory. Our proprietary robotic technology, Robotic Magnetic Navigation, fundamentally transforms endovascular interventions using precise computer-controlled magnetic fields to directly control the tip of flexible interventional catheters or devices. Direct control of the tip of an interventional device, in contrast to all manual hand-held devices that are controlled from their handle, can improve the precision, stability, reach and safety of these devices during procedures.

Our primary clinical focus has been electrophysiology, specifically cardiac ablation procedures for the treatment of arrhythmias. Cardiac ablation has become a well-accepted therapy for arrhythmias and a multi-billion-dollar medical device market with expectations for substantial long-term growth. We have shared our aspiration and a product strategy to expand the clinical focus of our technology to several additional endovascular indications including coronary, neuro, and peripheral interventions.

There is substantial real-world evidence and clinical literature for Robotic Magnetic Navigation in electrophysiology. Hundreds of electrophysiologists at over one hundred hospitals globally have treated over 100,000 arrhythmia patients with our robotic technology. Clinical use of our technology has been documented in over 400 clinical publications. Robotic Magnetic Navigation is designed to enable physicians to complete more complex interventional procedures with greater success and safety by providing image-guided delivery of catheters through the blood vessels and chambers of the heart to treatment sites. This is achieved using externally applied computer-controlled magnetic fields that govern the motion of the working tip of the catheter, resulting in improved navigation. The more flexible atraumatic design of catheters driven using magnetic fields may reduce the risk of patient harm and other adverse events. Performing the procedure from a control cockpit enables physicians to complete procedures in a safe location protected from x-ray exposure, with greater ergonomics, and improved efficiency. We believe these benefits can be applicable in other endovascular indications where navigation through complex vasculature is often challenging or unsuccessful and generates significant x-ray exposure.

Our primary products include the Genesis RMN System, the Odyssey Solution, and other related devices. We also offer our customers the Stereotaxis Imaging Model S x-ray System and other accessory devices.

The Genesis RMN System is designed to enable physicians to complete more complex interventional procedures by providing image-guided delivery of catheters through the blood vessels and chambers of the heart to treatment sites. This is achieved using externally applied magnetic fields that govern the motion of the working tip of the catheter, resulting in improved navigation, efficient procedures, and reduced x-ray exposure.

The Odyssey Solution consolidates lab information onto one large integrated display, enabling physicians to view and control all the key information in the operating room. This is designed to improve lab layout and procedure efficiency. The system also features a remote viewing and recording capability called Odyssey Cinema, which is an innovative solution that delivers synchronized content for optimized workflow, advanced care, and improved productivity. This tool includes an archiving capability that allows clinicians to store and replay entire procedures or segments of procedures. This information can be accessed from locations throughout the hospital local area network and over the global Odyssey Network providing physicians with a tool for clinical collaboration, remote consultation, and training.

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The Stereotaxis Imaging Model S provides an integrated complete solution for a robotic interventional operating room. It is a single-plane, full-power x-ray system and includes the c-arm, powered table, motorized boom, and large high-definition monitors. Stereotaxis Imaging Model S incorporates modern fluoroscopy technology to support high quality imaging while minimizing radiation exposure for patients and physicians. The combination of RMN Systems with Stereotaxis Imaging Model S is designed to reduce the cost of acquisition, the ongoing cost of ownership, and the complexity of installation of a robotic electrophysiology practice.

We promote our full suite of products in a typical hospital implementation, subject to regulatory approvals or clearances. This implementation requires a hospital to agree to an upfront capital payment and recurring payments. The upfront capital payment typically includes equipment and installation charges. The recurring payments typically include disposable costs for each procedure, equipment service costs beyond warranty period, and ongoing software updates. In hospitals where our full suite of products has not been implemented, equipment upgrade or expansion can be implemented upon purchasing of the necessary upgrade or expansion.

We have strategic relationships with technology leaders and innovators in the global interventional market. Through these strategic relationships we provide compatibility between our robotic magnetic navigation system and digital imaging and 3D catheter location sensing technology, as well as disposable interventional devices. The maintenance of these strategic relationships, or the establishment of equivalent alternatives, is critical to our commercialization efforts. There are no guarantees that any existing strategic relationships will continue, and efforts are ongoing to ensure the availability of integrated systems and devices and/or equivalent alternatives. We cannot provide assurance as to the timeline of the ongoing availability of such compatible systems or our ability to obtain equivalent alternatives on competitive terms or at all.

We were incorporated in Delaware in June 1990. Our principal executive offices are located at 710 North Tucker Boulevard, Suite 110, Saint Louis, Missouri 63101, and our telephone number is (314) 678-6100. Our website address is www.stereotaxis.com. Information contained on our website is not incorporated by reference into and does not form any part of this prospectus. As used in this prospectus, references to “Company”, “we”, “our”, “us” and “Stereotaxis” refer to Stereotaxis, Inc. unless the context requires otherwise. Genesis RMN®, Niobe®, Navigant®, Odyssey®, Odyssey Cinema™, Vdrive®, Vdrive Duo™, V-CAS™, V-Loop™, V-Sono™, QuikCAS™ and Cardiodrive® are trademarks of Stereotaxis, Inc. All other trademarks that appear in this report are the property of their respective owners.

Securities Being Offered

This prospectus relates to the offer, resale or other disposition of up to an aggregate of 91,221,439 shares of our common stock, comprised of (i) up to 54,921,439 shares issuable upon the conversion of our Series A Convertible Preferred Stock (as defined below) and (ii) 36,300,000 shares of common stock upon exercise of certain related warrants, in each case held by the selling stockholders named in this prospectus or their transferees. The shares of Series A Convertible Preferred Stock and the warrants were issued in the transactions described below, and the selling stockholders are identified in the section entitled “Selling Stockholders” on page 6, below. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. The registration of these shares of common stock does not necessarily mean that any of them will be offered or sold by the selling stockholders. The securities may be sold directly or through brokers, dealers or agents in private or market transactions. In connection with any sales, the selling stockholders and any brokers, dealers or agents participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act. See “Plan of Distribution.”

Financing Transaction

On September 26, 2016, we entered into a Securities Purchase Agreement (the “SPA”), pursuant to which we sold in a private placement sale to the investors identified on the Schedule of Buyers thereto (together the “Buyers”) (i) a total of 24,000 shares of our Series A Convertible Preferred Stock, par value $0.001 with a stated value of $1,000 per share (the “Series A Convertible Preferred Stock”), initially convertible into 36,923,078 shares of common stock based upon an initial conversion price of $0.65 per share, subject to certain adjustments, and (ii) related warrants (the “SPA Warrants”) to initially purchase an aggregate of 36,923,078 shares of our common stock at an initial warrant exercise price of $0.70 per share subject to certain adjustments and for a term of five (5) years. The Series A Convertible Preferred Stock and the SPA Warrants were sold at an aggregate price of $24 million. This transaction (the “Financing Transaction”) closed on September 29, 2016. Of the 24,000 shares of Series A Convertible Preferred Stock originally issued, an aggregate of 22,383 remain issued and outstanding, 100 have been converted into common stock held by an affiliate and 1,517 have been converted into common stock by non-affiliates. As a result, the New Registration Statement (as defined below) and this prospectus do not relate to such shares of common stock underlying the 1,517 shares of Series A Convertible Preferred Stock that have been previously converted into common stock by non-affiliates.

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On February 28, 2018, we entered into a Consent and Amendment with the holders of a majority of the shares of common stock issuable upon exercise of the SPA Warrants pursuant to which the exercise price of the SPA Warrants was reduced from $0.70 per share to $0.28 per share that ended at 1:00 p.m. (Eastern Standard Time) on March 5, 2018 (the “Restricted Exercise Period”), provided that (i) exercises of the SPA Warrants at the reduced exercise price would only be effected if the aggregate exercise price for all SPA Warrants exercised during the Restricted Exercise Period was at least $6,000,000 (the “Exercise Condition”), (ii) cashless exercise was not permitted during the Restricted Exercise Period, (iii) the exercising holder was required to enter into a lock-up agreement with the Company agreeing not to sell the SPA Warrants or the shares received on exercise of the SPA Warrants (the “Warrant Shares”) for a period of 18 months following March 12, 2018 and (iv) the limitations on beneficial ownership of the Company’s common stock set forth in the SPA Warrants would not apply to Warrant Shares issued to a holder upon exercises of such holder’s SPA Warrants during the Restricted Exercise Period. The Exercise Condition was satisfied and the Company issued 35,791,927 shares of common stock to such exercising holders for an aggregate exercise price of $10,021,739. Subsequent to the expiration of the Consent and Amendment, an additional 1,115,765 warrants were exercised at the original exercise price of $0.70 per share for an aggregate exercise price of $781,035. The balance of the SPA Warrants expired unexercised.

In connection with the original Financing Transaction, we entered into a registration rights agreement with the purchasers of the Series A Convertible Preferred Stock and the SPA Warrants (the “Registration Rights Agreement”), under which we agreed to undertake to file one or more registration statements on behalf of the selling stockholders with respect to the offer, resale or other disposition of the common stock issued or issuable upon the conversion of the Series A Convertible Preferred Stock and upon the exercise of the SPA Warrants.

Our Registration Statement on Form S-1 (File No. 333-214255) (the “Original Registration Statement”), was initially declared effective on November 15, 2016 and registered (a) 130% of the number of shares initially issuable upon exercise of all issued and outstanding shares of Series A Convertible Preferred Stock and (b) 100% of the number of shares of common stock issued or issuable upon exercise of the SPA Warrants. In connection with the Consent and Amendment, the Company determined to file a post-effective amendment to register for resale the shares of common stock issued upon exercise of the SPA Warrants as amended, in the event that the SEC were to conclude the Consent and Amendment represented the issuance of a new security. Accordingly, on March 30, 2018 and May 30, 2018 we filed Post-Effective Amendments, which was declared effective on May 31, 2018 to confirm the registration of the resale of the Warrant Shares issued upon exercise of the SPA Warrants as amended by the Consent and Amendment.

On May 19, 2023, we filed a Registration Statement on Form S-3 (the “New Registration Statement”), of which this prospectus is a part, to register additional shares issuable upon conversion of the Series A Preferred as a result of the dividend accrual feature. Pursuant to Rule 429 under the Securities Act, the New Registration Statement will constitute a Post-Effective Amendment No. 3 to the Prior Registration Statement, and upon effectiveness, will convert the Prior Registration Statement to a registration statement on Form S-3. Pursuant to Rule 429, this prospectus is a combined prospectus relating to both the additional shares registered under the New Registration Statement and to shares covered by Prior Registration Statement. The Prior Registration Statement also related to an aggregate of 1,141,935 shares of our common stock underlying warrants issued under various agreements in 2013, as well as an aggregate of 15,385 shares underlying the SPA warrants, all of which were never exercised and have expired. As a result, the New Registration Statement and this prospectus does not relate such shares of common stock underlying such unexercised and expired warrants.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks described in, or incorporated by reference in, this prospectus, including the risks described below and under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and in any other reports that we file with the Securities and Exchange Commission (the “SEC”), along with the other information included or incorporated by reference in this prospectus, in evaluating an investment in our common stock. The information included or incorporated by reference in this prospectus may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For a description of these reports and documents, and information about where you can find them, see the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

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The risks and uncertainties described in this prospectus and the documents incorporated by reference in this prospectus represent all the material risks known to us, but they are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. As a result, the trading price of our common stock and/or the value of any other securities we may issue may decline, and you might lose part or all of your investment.

We may become subject to governmental action or private litigation if the temporary reduction in the exercise price of the SPA Warrants were deemed to constitute a tender offer.

After we filed our Post-Effective Amendment No. 1 to the Prior Registration Statement, the Company was advised by the staff of the SEC that the temporary reduction in the exercise price of the SPA Warrants during the Restricted Exercise Period described above may have constituted a tender offer subject to Rule 13e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If the staff takes the position that the Company failed to comply with the tender offer rules, the Company could become subject to enforcement action by the SEC or other governmental entities and, potentially, to private litigation. If the SEC were to take action, it could seek civil monetary penalties or a “cease and desist” order, which would require the Company to comply with the tender offer rules in the event of any future temporary reduction in the warrant exercise price for the SPA Warrants or any other convertible securities issued by the Company. While the SEC has not elected to take any such action, the Company cannot provide any assurance that such actions will not occur. If private litigation ensues, the likelihood of its success, or the amount of any damages that might be awarded, cannot be predicted.

Future issuances of our securities could dilute current stockholders’ ownership.

The registration statement of which this prospectus is a part covers the resale or other disposition up to 91,221,439 shares of our common stock, including up to an aggregate of 54,921,439 shares issued or issuable upon the conversion of our Series A Convertible Preferred Stock, which number includes 20,330,615 shares related to the dividend accrual provisions in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Stereotaxis, Inc. the “Certificate of Designations”) related thereto.

As of April 30, 2023, we had 48,043,491 million shares of our common stock issuable upon conversion of our Series A Convertible Preferred Stock. Our Series A Convertible Preferred Stock bears dividends at a rate of six percent (6.0%) per annum, which are cumulative and accrue daily from the date of issuance on the $1,000 stated value. Such dividends will not be paid in cash, except in connection with any liquidation, dissolution or winding up of the Company or any redemption of the Series A Convertible Preferred Stock. Instead, the value of the accrued dividends is added to the liquidation preference of the Series A Convertible Preferred Stock and will increase the number of shares of common stock issuable upon conversion, which will dilute the ownership of our common stockholders. As a result of this accrual feature, this prospectus relates to more shares of common stock issuable upon conversion of Series A Convertible Preferred Stock than are currently issuable as of the effective date of the registration statement of which this prospectus is a part.

A significant number of shares of our common stock are subject to issuance under our existing stock incentive plans, and we may request the ability to issue additional such securities. We may also decide to raise additional funds through public or private debt or equity financing to fund our operations. While we cannot predict the effect, if any, that future sales of debt, our common stock, other equity securities or securities exercisable for or convertible into our common stock or other equity securities or the availability of any of the foregoing for future sale, will have on the market price of our common stock, it is likely that sales of substantial amounts of our common stock (including shares issued upon the exercise of stock options and stock appreciation rights, the vesting of the CEO Performance Share Unit Award and restricted stock units, or the conversion of any convertible securities outstanding now or in the future, including the Series A Convertible Preferred Stock), will dilute the ownership of our existing stockholders and that the perception that such sales could occur, will adversely affect prevailing market prices for our common stock.

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Further, the Series A Convertible Preferred Stock rank senior to our common stock as to distributions and payments upon the liquidation, dissolution and winding up of the Company. No such distributions or payments upon the liquidation, dissolution and winding up of the Company may be made to holders of common stock unless and until the holders of the Series A Convertible Preferred Stock have received the stated value of $1,000 per share plus any accrued and unpaid dividends. Until all Series A Convertible Preferred Stock have been converted or redeemed, no dividends may be paid on the common stock without the express written consent of the holders of a majority of the outstanding Series A Convertible Preferred Stock. In the event that dividends or other distributions of assets are made or paid by the Company to the holders of the common stock, the holders of Series A Convertible Preferred Stock are entitled to participate in such dividend or distribution on an as-converted basis. Any such distributions or payments upon the liquidation, dissolution or winding up of the Company may dilute the ownership interests of our existing stockholders.

FORWARD-LOOKING STATEMENTS

The prospectus contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1985. These statements relate to, among other things:

●	our business strategy;

●	our value proposition;

●	our ability to fund operations;

●	our ability to convert backlog to revenue;

●	the ability of physicians to perform certain medical procedures with our products safely, effectively and efficiently;

●	the adoption of our products by hospitals and physicians;

●	the market opportunity for our products, including expected demand for our products;

●	the timing and prospects for regulatory approval of our additional disposable interventional devices;

●	the success of our business partnerships and strategic relationships;

●	our estimates regarding our capital requirements;

●	our plans for hiring additional personnel; and

●	any of our other plans, objectives, expectations and intentions contained or incorporated into this prospectus that are not historical facts.

These statements relate to future events or future financial performance, and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue”, or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. These statements are only predictions.

Factors that may cause our actual results to differ materially from our forward-looking statements include, among others, changes in general economic and business conditions and the risks and other factors set forth in “Risk Factors” in this prospectus and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2022.

Our actual results may be materially different from what we expect. We undertake no duty to update these forward-looking statements after the date of this prospectus, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We will not receive any proceeds from the selling stockholders’ sales of our common stock. However, at the time the shares of Series A Convertible Preferred Stock and the SPA Warrants were originally issued to the selling stockholders, we did receive payment for the purchase price for those securities. In addition, we received approximately $10.0 million in proceeds from the exercise of SPA Warrants covering 35,791,927 shares of common stock under the Consent and Amendment in March 2018, and approximately $0.8 million in proceeds from the exercise of the SPA Warrants under the SPA, which was used for general corporate purposes.

We will pay for expenses of this offering, except that the selling stockholders will pay any underwriting discounts or commissions or equivalent expenses applicable to the sale of their shares.

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SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those (i) issued or issuable to the selling stockholders upon the conversion of our Series A Convertible Preferred Stock, (ii) issued to the selling stockholders upon the exercise of the SPA Warrants. For additional information regarding the issuance of the Series A Convertible Preferred Stock and the common stock underlying the SPA Warrants, see “Prospectus Summary – Securities Being Offered” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except as described in the next following paragraph, the selling stockholders have not had any material relationship with us within the past three years.

DAFNA Capital Management, LLC, is the investment manager and general partner of two of the Buyers in the Financing Transaction. David L. Fischel, who joined our Board of Directors in connection with the closing of the Financing Transaction and now serves as our Chief Executive Officer and Chairman of the Board, is a Principal of DAFNA Capital Management, LLC. Nathan Fischel, M.D., the father of David L. Fischel, is the Founder and Chief Executive Officer of DAFNA Capital Management, LLC and also serves on our Board of Directors. Two additional Buyers in the Financing Transaction, Joe Kiani and Arun S. Menawat, Ph.D., also joined our Board of Directors in connection with the closing of the Financing Transaction. Mr. Kiani resigned from our Board effective May 20, 2021.

The table below lists the selling stockholders and other information regarding their beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of shares of our common stock. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. The second column lists the number of shares of common stock beneficially owned by the selling stockholders as of April 30, 2023 (without giving effect to any limitations on conversion or exercise with respect to the applicable securities), including shares representing dividends accruing on the Series A Convertible Preferred Stock within 60 days of April 30, 2023. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with a registration rights agreement with the holders of the Series A Convertible Preferred Stock and the SPA Warrants, this prospectus covers the offer, resale or other disposition of the sum of (i) 34,590,824 shares of common stock issued or issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 20,330,615 additional shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock as a result of the dividend accrual provisions in the Certificate of Designations, and (iii) shares of common stock currently issued following the exercise of the SPA Warrants , in the case of (i) and (ii), determined as if the outstanding Series A Convertible Preferred Stock were converted in full (without regard to any limitations on conversion contained in the Certificate of Designations for the Series A Convertible Preferred Stock). Because the conversion price of the Series A Convertible Preferred Stock will be adjusted as a result of dividend accrual, and because the conversion price of the Series A Convertible Preferred Stock and the exercise price of the SPA Warrants may be adjusted upon the occurrence of certain other events, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. Percentage ownership is based on 80,678,375 shares of common stock outstanding as of April 30, 2023. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.” This information is based upon our review of public filings, our stockholder, option holder and warrant holder registers and information furnished by the selling stockholders.

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Name and Address of Selling Stockholder	Shares Beneficially Owned Prior to the Offering (1)	Maximum Number of Shares Offered by This Prospectus (2)	Shares Beneficially Owned Subsequent to the Offering (1)(3)
			Shares	Percent

DAFNA LifeScience LP (4) 10990 Wilshire Blvd, Suite 1400 Los Angeles, CA 90024	15,577,965	15,940,917	777,712	*
DAFNA LifeScience Select LP (4) 10990 Wilshire Blvd, Suite 1400 Los Angeles, CA 90024	15,395,403	15,940,917	595,150	*
Fred A. Middleton 400 S. El Camino Real Suite 1200 San Mateo, CA 94402	370,006	398,523	-	*
Arun Menawat 2412 Eighth Line Oakville, Ontario, Canada L6H659	389,286	309,286	80,000	*
Dunwoody Partners, LP (5) c/o Piedmont Partners, L.P., 3295 River Exchange Dr., Suite 400, Peachtree Corners, GA 30092	1,754,622	1,783,138	-	*
Gregory J. Cotter (5) c/o Piedmont Partners, L.P., 3295 River Exchange Dr., Suite 400, Peachtree Corners, GA 30092	92,503	99,632	-	*
Jack Rettig (5) c/o Piedmont Partners, L.P., 3295 River Exchange Dr., Suite 400, Peachtree Corners, GA 30092	1,850,032	1,992,615	-	*
Joe B. IV and Diana C. Hurley (5) c/o Piedmont Partners, L.P., 3295 River Exchange Dr., Suite 400, Peachtree Corners, GA 30092	674,777	708,997	-	*
Mark & Lori Rhodes (5) c/o Piedmont Partners, L.P., 3295 River Exchange Dr., Suite 400, Peachtree Corners, GA 30092	14,177	15,033	-	*
Michael & April Loper (5) c/o Piedmont Partners, L.P., 3295 River Exchange Dr., Suite 400, Peachtree Corners, GA 30092	185,003	199,261	-	*
Philip A. Henault Trust (5) c/o Piedmont Partners, L.P., 3295 River Exchange Dr., Suite 400, Peachtree Corners, GA 30092	130,963	138,092	-	*
Platinum Business Investment Co., Ltd. (5) c/o Piedmont Partners, L.P., 3295 River Exchange Dr., Suite 400, Peachtree Corners, GA 30092	130,963	138,092	-	*
Rand Enterprises, LLC (5) c/o Piedmont Partners, L.P., 3295 River Exchange Dr., Suite 400, Peachtree Corners, GA 30092	370,006	398,523	-	*
Ryan C. Smith (5) c/o Piedmont Partners, L.P., 3295 River Exchange Dr., Suite 400, Peachtree Corners, GA 30092	18,500	19,925	-	*
Steve Mudder (5) c/o Piedmont Partners, L.P., 3295 River Exchange Dr., Suite 400, Peachtree Corners, GA 30092	185,003	199,261	-	*
Steven & Elizabeth Smith (5) c/o Piedmont Partners, L.P., 3295 River Exchange Dr., Suite 400, Peachtree Corners, GA 30092	55,501	59,779	-	*
Taylor W. Smith (5) c/o Piedmont Partners, L.P., 3295 River Exchange Dr., Suite 400, Peachtree Corners, GA 30092	18,500	19,925	-	*
William H. Latimer III (5) c/o Piedmont Partners, L.P., 3295 River Exchange Dr., Suite 400, Peachtree Corners, GA 30092	925,015	996,306	-	*
William Radford Aldridge (5) c/o Piedmont Partners, L.P., 3295 River Exchange Dr., Suite 400, Peachtree Corners, GA 30092	52,385	55,237	-	*
William Vogel (5) c/o Piedmont Partners, L.P., 3295 River Exchange Dr., Suite 400, Peachtree Corners, GA 30092	1,850,032	1,992,615	-	*
GLL Investors, L.P. 3200 North Lake Shore Dr., Suite 201 Chicago, IL 60657	3,700,063	3,985,229	-	*
GLL Investors II, L.P. 3200 North Lake Shore Dr., Suite 201 Chicago, IL 60657	3,700,063	3,985,229	-	*
GLL Investors, LTD 3200 North Lake Shore Dr., Suite 201 Chicago, IL 60657	1,850,032	1,992,615	-	*
Joseph Kiani 2007 Dynasty Trust, dated March 20, 2008 (6) 52 Discovery Irvine, CA 92618	14,800,253	15,940,917	-	*
Arbiter Partners QP LP (7) 530 Fifth Ave., 20th Floor New York, NY 10017	11,100,190	11,955,688	-	*
Nana Associates LLC 530 Fifth Ave., 20th Floor New York, NY 10017	3,700,063	3,985,229	-	*
2012 Revocable Trust of Andrew Redleaf (8)				*
2012 Revocable Trust of Andrew Redleaf (8) Attention: Andrew Redleaf Whitebox Advisors LLC 3033 Excelsior Blvd., Suite 300 Minneapolis, MN 55416	7,400,126	7,970,458	-	*
Total Number of Shares Offered		91,221,439		*

* Indicates ownership of less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Includes 100% of the shares of common stock issued or issuable upon conversion of the Series A Convertible Preferred Stock at the current conversion price, plus shares representing dividends accruing on the Series A Convertible Preferred Stock within 60 days of April 30, 2023.

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(2)	Pursuant to the Certificate of Designations, a selling stockholder may not convert shares of Series A Convertible Preferred Stock if as a result of such conversion such selling stockholder, its affiliates and any other person whose beneficial ownership of shares of common stock would be aggregated with the selling stockholder’s for purposes of Section 13(d) of the Exchange Act, would beneficially own more than 4.99% of our common stock (or 9.99% if such selling stockholder has previously provided not less than 61 days’ prior notice to the Company of such increase). This ownership limitation was eliminated as to shares of common stock issued upon exercise of SPA Warrants during the Restricted Exercise Period. For purposes of the Selling Stockholder table, we have disregarded these limitations. Represents an aggregate of 54,921,439 shares of common stock issued or issuable upon conversion of the Series A Convertible Preferred Stock and 36,300,000 shares of common stock issued upon exercise of SPA Warrants.

(3)	Assumes for each stockholder the conversion in full of all shares of Series A Convertible Preferred Stock held by such stockholder and the sale of all shares offered hereby.

(4)	Based on the Company’s records and a Schedule 13D filed on March 8, 2018 by DAFNA Capital Management, LLC, in its capacity as investment adviser to DAFNA LifeScience Ltd., DAFNA LifeScience Market Neutral Ltd., and DAFNA LifeScience Select Ltd. (collectively, the “Funds”), each of which entities is a Cayman Islands exempted company. In such capacity, DAFNA Capital Management, LLC may be deemed to be the beneficial owner of the shares of our common stock owned by the Funds, as in its capacity as investment adviser it has the power to dispose, direct the disposition of, and vote our shares owned by the Funds. Nathan Fischel and Fariba Ghodsian are part-owners of DAFNA Capital Management and managing members. As controlling persons of DAFNA Capital Management, they may be deemed to beneficially own the shares of our common stock owned by the Funds. Pursuant to Rule 13d-4, Drs. Fischel and Ghodsian disclaim beneficial ownership of the securities owned by the Funds. David L. Fischel, who joined our Board of Directors in connection with the closing of the Financing Transaction and now serves as our Chief Executive Officer and Chairman of the Board, is a Principal of DAFNA Capital Management, LLC. Dr. Fischel also serves on our Board of Directors. Excludes shares beneficially owned by Dr. Fischel and Mr. Fischel directly.

The ownership information of each Fund included in the Selling Stockholder table does not include the ownership information for the other Funds.

(5)	Piedmont Partners, L.P. distributed its shares of Series A Convertible Preferred Stock and SPA Warrants to its partners.

(6)	Based on a Schedule 13G filed by Joe Kiani on June 9, 2021, and the Company’s records. Mr. Kiani joined our Board of Directors in connection with the closing of the Financing Transaction and served until he resigned from our Board effective May 20, 2021. Excludes shares beneficially owned by Mr. Kiani directly.

(7)	Based on the Company’s records and Schedule 13F filed by Arbiter Partners Capital Management LLC on February 14, 2023.

(8)	Based on the Company’s records.

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PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	transactions on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the shares may be listed or quoted at the time of sale;

●	over-the-counter market transactions;

●	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	subject to the restrictions imposed by the SPA, short-sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

●	subject to the restrictions imposed by the SPA, through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of securities or interests therein, subject to the restrictions imposed by the SPA, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling stockholders may also sell shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or Rule 144 under the Securities Act or (2) the date on which all of the shares may be sold without restriction or condition pursuant to Rule 144 of the Securities Act (assuming, for this purpose, that the applicable warrants are exercised for cash).

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DESCRIPTION OF SECURITIES

General

As of the date of this prospectus, we are authorized to issue up to 310 million shares of capital stock, par value $0.001 per share, divided into two classes designated, respectively, “common stock” and “preferred stock.” Of such shares authorized, 300 million shares are designated as common stock, and 10 million shares are designated as preferred stock.

The following is a summary of the material terms of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws. Since the terms of our certificate of incorporation and bylaws, and Delaware law, are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Delaware law. If you would like to read those documents, they are on file with the SEC, as described under the heading “Where You Can Find Additional Information” below.

Common Stock

As of April 30, 2023, there were approximately 80,678,375 shares of common stock outstanding that were held of record by approximately 412 stockholders, although we believe that there is a significantly larger number of beneficial owners of our common stock. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares voting are able to elect all of the directors. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably only those dividends as may be declared by the board of directors out of funds legally available therefor, as well as any distributions to the stockholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities and distribute the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Series A Convertible Preferred Stock

On September 29, 2016, we filed a Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”) to authorize the Series A Convertible Preferred Stock.

Pursuant to the Certificate of Designations, holders of Series A Convertible Preferred Stock are entitled to vote on an as-converted basis with holders of common stock, subject to specified beneficial ownership issuance limitations. The Series A Convertible Preferred Stock bears dividends at a rate of six percent (6.0%) per annum, which are cumulative and accrue daily from the date of issuance on the $1,000 stated value. Such dividends will not be paid in cash, except in connection with any liquidation, dissolution or winding up of the Company or any redemption of the Series A Convertible Preferred Stock. Instead, the value of the accrued dividends is added to the liquidation preference of the Series A Convertible Preferred Stock and will increase the number of shares of common stock issuable upon conversion.

Each share of Series A Convertible Preferred Stock is convertible at the option of the holder from and after the original date of issuance, at an initial conversion price of $0.65 per share, subject to adjustment in the event of stock splits, dividends, mergers, sales of all or substantially all of our assets or similar transactions, subject to specified beneficial ownership issuance limitations. If we fail to timely issue shares of Series A Convertible Preferred Stock or common stock issuable on conversion or remove legends from any such shares, in each case as and when required to do so under the Certificate of Designations, we will be required to pay liquidated damages to the affected holder in an amount equal to 0.25% of the product of (i) the number of shares of common stock to be issued or issuable on conversion of the relevant shares of Series A Convertible Preferred Stock and (ii) the weighted average price of the common stock on the last date before such failure, and may be required to pay additional or alternative damages in specified circumstances at the option of the holder. Each holder of Series A Convertible Preferred Stock has the right to require us to redeem such holder’s Series A Convertible Preferred Stock upon the occurrence of specified events, including mergers, sales of substantially all assets of the Company, and certain defaults under the Certificate of Designations and under the Registration Rights Agreement entered into in connection with the Financing Transaction. We also have the right to redeem the Series A Convertible Preferred Stock in the event of a Change of Control Transaction (as defined in the Certificate of Designations).

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The Series A Convertible Preferred Stock ranks senior to our common stock as to distributions and payments upon the liquidation, dissolution and winding up of the Company. No such distributions or payments upon the liquidation, dissolution and winding up of the Company may be made to the holders of common stock unless and until the holders of Series A Convertible Preferred Stock have received the stated value of $1,000 per share plus any accrued and unpaid dividends. Until all shares of Series A Convertible Preferred Stock have been converted or redeemed, no dividends may be paid on the common stock without the prior express written consent of the holders of a majority of the outstanding Series A Convertible Preferred Stock. In the event that dividends or other distributions of assets are made or paid by us to the holders of the common stock, the holders of Series A Convertible Preferred Stock are entitled to participate in such dividend or distribution on an as-converted basis (without giving effect to any limitations on conversion).

Anti-Takeover Provisions of Delaware Law and Charter Provisions

Interested Stockholder Transactions. We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition involving the interested stockholder of assets with a value of 10% or more of either the total assets or all outstanding stock of the corporation;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

In addition, some provisions of our amended and restated certificate of incorporation and amended and restated bylaws may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

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Cumulative Voting. Our amended and restated certificate of incorporation expressly denies stockholders the right to cumulative voting in the election of directors.

Classified Board of Directors. Our board of directors is divided into three classes of directors serving staggered three-year terms. As a result, one-third of the board of directors is elected each year, which has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of the members of the board. These provisions, when coupled with the provision of our amended and restated certificate of incorporation authorizing only the board of directors to fill vacant directorships or increase the size of the board of directors, may deter a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies created by such removal with its own nominees. The certificate of incorporation also provides that directors may be removed by stockholders only for cause. Since the board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

Stockholder Action; Special Meeting of Stockholders. Our amended and restated certificate of incorporation and bylaws do not permit stockholders to act by written consent. They provide that special meetings of our stockholders may be called only by the chairman of our board of directors, our chief executive officer or a majority of our directors. Further, our amended and restated certificate of incorporation provides that the stockholders may amend bylaws adopted by the board of directors or specified provisions of the certificate of incorporation by the affirmative vote of at least 66-2/3% of our capital stock.

Advance Notice Requirements for Stockholder Proposals and Directors Nominations. Our amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from nominating directors at an annual meeting of stockholders.

Authorized But Unissued Shares. Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of Stereotaxis by means of a proxy contest, tender offer, merger or otherwise.

Amendments; Supermajority Vote Requirements. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws require a greater percentage. Our amended and restated certificate of incorporation imposes supermajority vote requirements of 66-2/3% of the voting power of our capital stock in connection with the amendment of certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, including those provisions relating to the classified board of directors, action by written consent and the ability of stockholders to call special meetings.

Market Information

Our common stock is listed on the NYSE American under the symbol “STXS.”

Transfer Agent And Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. Its address is 51 Mercedes Way, Edgewood, NY 11717 and its telephone number is (855) 300-4994.

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LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Bryan Cave Leighton Paisner LLP, St. Louis, Missouri.

EXPERTS

Ernst  & Young LLP, independent registered public accounting firm, has audited our financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report thereon, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule as of December 31, 2022, are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can get a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, http://www.stereotaxis.com, under “Investors—SEC Filings.” We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means we can disclose important information to you by referring you to other documents that we filed separately with the SEC. You should consider the incorporated information as if we reproduced it in this prospectus, except for any information directly superseded by information subsequently filed with the SEC and incorporated in this prospectus.

We incorporate by reference into this prospectus the following documents (SEC File No. 001-36159), which contain important information about us and our business and financial results:

●	our Annual Report filed on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 9, 2023;
●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 12, 2023;
●	our information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from revised definitive Proxy Statement on Form 14A, filed with the SEC on April 6, 2023;
●	our Current Report on Form 8-K filed with the SEC on May 19, 2023;
●	the description of our common stock filed as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 9, 2023 and any amendment or report filed with the SEC for the purpose of updating the description.

We incorporate by reference any additional filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than the portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) after the filing of the initial registration statement (including all such documents that we may file with the SEC after the date the registration statement was initially filed and prior to the effectiveness of the registration statement) and before the filing of a post-effective amendment to the registration statement of which this prospectus is a part that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold (other than information furnished and not filed with the SEC). These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of the registration statement of which this prospectus is a part, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.

You may get copies of any of the document incorporated by reference (excluding exhibits, unless the exhibits are specifically incorporated) at no charge to you by writing or calling the investor relations department at Stereotaxis, Inc., 710 North Tucker Boulevard, Suite 110, St. Louis, Missouri 63101, telephone (314) 678-6100.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuances and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Stereotaxis in connection with the issuance and distribution of the securities being registered. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission filing fee	$1,840.34
Legal fees and expenses	25,000
Accounting fees and expenses	10,000
Edgar fees and printing expenses	-
Total expenses	$36,840.34

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, our directors shall not be liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director. In addition, our certificate of incorporation provides that we may, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the Company, or any predecessor of the Company, or serves or served at any other enterprise as a director, officer or employee at the request of the Company.

Our amended and restated bylaws provide that the Company shall indemnify our directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law or any other law. We are not required to indemnify any director or officer in connection with a proceeding brought by such director or officer unless (i) such indemnification is expressly required by law; (ii) the proceeding was authorized by our board of directors; or (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Delaware General Corporation Law or any other applicable law. In addition, our bylaws provide that the Company may indemnify its employees and other agents as set forth in the Delaware General Corporation Law or any other applicable law.

We have also entered into separate indemnification agreements with our directors that require us, among other things, to indemnify each of them against certain liabilities that may arise by reason of their status or service with the Company or on behalf of the Company, other than liabilities arising from willful misconduct of a culpable nature. The Company is not required to indemnify under the agreement for (i) actions initiated by the director without the authorization of consent of the board of directors; (ii) actions initiated to enforce the indemnification agreement unless the director is successful; (iii) actions resulting from violations of Section 16 of the Exchange Act in which a final judgment has been rendered against the director; and (iv) actions to enforce any non-compete or non-disclosure provisions of any agreement.

The indemnification provided for above provides for reimbursement of all losses of the indemnified party including, expenses, judgment, fines and amounts paid in settlement. The right to indemnification set forth above includes the right for us to pay the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition in certain circumstances.

The Delaware General Corporation Law provides that indemnification is permissible only when the director, officer, employee, or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The Delaware General Corporation Law also precludes indemnification in respect of any claim, issue, or matter as to which an officer, director, employee, or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine that, despite such adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

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See Item 17 for information regarding our undertaking to submit to adjudication the issue of indemnification for violation of the securities laws.

The Registrant maintains insurance policies that provide coverage to its directors and officers against certain liabilities.

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits and Financial Statement Schedules.

The following documents are filed as exhibits to this registration statement:

Exhibit Number	Document Description

3.1a	Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant’s Form 10-Q (File No. 000-50884) for the fiscal quarter ended September 30, 2004.

3.1b	Certificate of Amendment to Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K (File No. 000-50884) filed on July 10, 2012.

3.2

Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-36159) filed on September 30, 2016.

3.3	Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registrant’s Form 10-Q (File No. 000-50884) for the fiscal quarter ended September 30, 2004.

4.1	Form of Specimen Stock Certificate, incorporated by reference to the Registration Statement on Form S-1 (File No. 333-115253) originally filed with the Commission on May 7, 2004, as amended thereafter, at Exhibit 4.1.

4.2	Description of Registrant’s securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, incorporated by reference to Exhibit 4.7 of the Registrant’s Form 10-K/A (File No. 001-36159) filed on April 9, 2021.

5.1*	Opinion of Bryan Cave Leighton Paisner LLP

5.2*	Opinion of Bryan Cave Leighton Paisner LLP

5.3**	Opinion of Bryan Cave Leighton Paisner LLP

10.1	Securities Purchase Agreement, dated September 26, 2016, between the Company and certain investors named therein, incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (File No. 001-36159) filed on September 28, 2016.

10.2	Registration Rights Agreement, dated September 26, 2016, between the Company and certain purchasers named therein, incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K (File No. 001-36159) filed on September 28, 2016.

21.1	List of Subsidiaries of the Registrant, incorporated by reference to Exhibit 21.1 of the Registrant’s Form 10-K (File No. 000-50884) for the fiscal year ended December 31, 2009.

23.1**	Consent of Ernst & Young LLP.

23.2*	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.1).

23.3*	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.2).

23.4**	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.3).

24.1**	Power of Attorney.

107**	Filing Fee Table

*	Previously filed.
**	Filed herewith.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	That, for the purposes of determining liability under the Securities Act to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the undersigned registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, as amended, and will be governed by the final adjudication of such issue.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on May 19, 2023.

STEREOTAXIS, INC.

By:	/s/ David L. Fischel
David L. Fischel
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title(s)	Date

/s/ David L. Fischel	Chairman and Chief Executive Officer	May 19, 2023
David L. Fischel	(principal executive officer)

/s/ Kimberly R. Peery	Chief Financial Officer	May 19, 2023
Kimberly R. Peery	(principal financial officer and
principal accounting officer)

*	Director	May 19, 2023
David W. Benfer

*	Director	May 19, 2023
Myriam Curet

*	Director	May 19, 2023
Ross B. Levin

*	Director	May 19, 2023
Nathan Fischel

*	Director	May 19, 2023
Arun S. Menawat

*	Director	May 19, 2023
Robert J. Messey

*By	/s/ Laura Spencer Garth
Laura Spencer Garth
Attorney-in-fact

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